                                                                   Exhibit 10.6

                              DATE: AUGUST 30, 2000
                    THIRD AMENDMENT TO OFFICE BUILDING LEASE
                             DATED DECEMBER 17, 1999
                                 BY AND BETWEEN
             THE CAMBAY GROUP, A CALIFORNIA CORPORATION, AS LANDLORD
                                       AND
                          UNIFY CORPORATION, AS TENANT


Pursuant to Section 37.K and subsequent Landlord remedies under the above referenced lease in regards to Tenant's potential restating of financial statements and removal of certain corporate officers, Landlord and Tenant do hereby agree to amend this Lease for the Premises located at 2143 Arena Boulevard (2101 Arena Blvd.) Sacramento, CA 95834 as follows:


ADDENDUM #38 - RENT SCHEDULE:
     Months 1-2:            Free of Rent
     Months 3 - 6           $1.55 per rsf/mo., fully serviced
     Months 7-18:           $1.60 per rsf/mo., fully serviced
     Months 19-30:          $1.66 per rsf/mo., fully serviced
     Months 31-42:          $1.72 per rsf/mo., fully serviced
     Months 43-54:          $1.78 per rsf/mo., fully serviced
     Months 55-66:          $1.84 per rsf/mo., fully serviced
     Months 67-78:          $1.90 per rsf/mo., fully serviced
     Months 79-90:          $1.96 per rsf/mo., fully serviced


ADDENDUM #50 - LETTER OF CREDIT: Tenant shall post for the benefit of the Landlord a standby letter of credit in the amount of $500,000.00 renewable annually from a bank to be mutually agreed to and in a form to be mutually agreed to within thirty (30) days of this amendment. This letter of credit shall be released to tenant upon satisfaction of the following:

1. Tenant achieves a net annual income equal to ten (10) times the annual rent, as provided in this lease, and

2. Tenant's net worth as a company is Ten Million Dollars ($10,000,000) above the stated net worth, that shall be established upon completion of the current audit.

ADDENDUM #51 - BROKERAGE COMMISSION: There shall be no modification to brokerage commission to Landlord's or Tenant's broker based upon this amendment.

ADDENDUM #52 - ADDITIONAL CORE RESTROOM COSTS: Tenant shall reimburse Landlord for all actual costs that are incurred as a result of Tenant requesting non standard materials used in the construction of first floor common area restrooms. 'Non standard" actual costs shall not exceed $15,000.00.

ADDENDUM #53 - SQUARE FOOTAGE: For reference purposes, Tenant occupies 38,119 rentable square feet, 35, 100 usable square feet

CONSULT YOUR ADVISORS: This document (including its exhibits and addenda, if any) has been prepared by Broker for approval by the undersigned respective parties' legal counsel. Broker makes no representation or recommendation as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. THESE ARE questions for AN ATTORNEY or accountant.


THE ABOVE TERMS ARE ACKNOWLEDGED AND AGREED TO:
LANDLORD:                                   TENANT:
THE CAMBAY GROUP, INC.,                     UNIFY CORPORATION
A CALIFORNIA CORPORATION

By:                                         By:
      William Scott                              Steve Whiteman

Its:  Chief Financial Officer               Its:. Acting CEO
Date: 9-6-00                                Date:           '9-19-00


                                  DATE: 3-10-00
                    SECOND AMENDMENT TO OFFICE BUILDING LEASE
                             DATED DECEMBER 17, 1999
                                 BY AND BETWEEN
             THE CAMBAY GROUP, A CALIFORNIA CORPORATION, AS LANDLORD
                                       AND
                          UNIFY CORPORATION, AS TENANT
 The above referenced lease shall be amended to incorporate the entire first floor of Arena A Corporate Center, referenced as 2143 Arena Boulevard (2 101 Arena Boulevard), Sacramento, California 95834, consisting of a total of 76,138 rentable square feet.

The lease shall be amended as follows:

SECTION 2.A. BASE RENT: $709,008

SECTION 2J. MONTHLY INSTALLMENTS OF BASE RENT (INITIAL): $59,084

SECTION 2.L.: That portion of the Building containing approximately 38,119 square feet.

SECTION 2.R.: TENANT'S PROPORTIONATE SHARE: 50.1 %


ADDENDUM #38: RENT SCHEDULE
10/1/2000 - 3/31/2001         Free of Rent
4/01/2001 - 313112002         $1.55 per rsf/mo., fully serviced   $59,084.00 per month
4/01l/2002 - 3/31/2003        $1.61 per rsf/mo., fully serviced   $61,372.00 per month
4/01/2003 - 3/31/2004         $1.67 per rsf/mo., fully serviced   $63,659.00 per month
4/01/2004 - 3/31/2005         $1.73 per rsf/mo., fully serviced   $65,946.00 per month
4/01/2005 - 3/31/2006         $1.79 per rsf/mo., fully serviced   $68,233.00 per month
4/01/2006 - 3/31/2007         $1.85 per rsf/mo., fully serviced   $70,520.00 per month
4/01/2007 - 3/31/2008         $1.91 per rsf/mo., fully serviced   $72,807.00 per month


CONSULT YOUR ADVISORS: THIS document (including its exhibits and addenda, if any) has been prepared by Broker for approval by the undersigned respective parties' legal counsel. Broker makes no representation or recommendation as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for an attorney or accountant.

THE ABOVE TERMS ARE ACKNOWLEDGED AND AGREED TO:
LANDLORD:                                   TENANT:

THE CAMBAY GROUP, INC.,                     UNIFY CORPORATION
A CALIFORNIA CO ORATION

By:  William Scott                          By:  Gary Pado

                                  CB COMMERCIAL
                              OFFICE BUILDING LEASE

CB COMMERCIAL REAL ESTATE GROUP. INC.
BROKERAGE AND MANAGEMENT LICENSED REAL
ESTATE BROKER


 This Lease between

                       Unify Corporation, a "Tenant") dated December 17, 1999


    1. LEASE OF PREMISES.

    In consideration of the Rent (as defined at Section 5A) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A:' and further described at Section 21. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

    2. DEFINITIONS

    As used in this Lease, the following terms shall have the following meanings:

    a. Base RENT (INITIAL): $ 595,200.0.0**per year.

    b. Base Year: The calendar year of 2001

    c. BROKER(S)

        Landlords:         CB Richard Ellis, Inc.


In the event that CB Commercial Real Estate Group, Inc. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

d. Commencement Date           OCTOBER 1,2000

e. Common Areas: the building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f.       EXPENSE Stop: (fill in if applicable): $ N/A

                           March 31, 2008                    Tenants:
g.   EXPIRATION DATE:                                        Corporate Advisory
     unless otherwise sooner terminated in                 Group
     accordance with the provisions of this Lease.



h. INDEX (Section 5.2): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, N/A Average, Subgroup "All Items" (1967 = 100).

i. LANDLORD'SMAILINGADDRESS: THE CAMBAY GROUP, C/O JONES LANG LaSalle, Attn:
Marlon Winstrom, 770 L STREET, SACRAMENTO, CA 95814 (W1COPY-TO: The Cambay Group, Attn: Bill Scott, 1350 Treat Blvd., Suite-5603 Walnut Creek, CA 94596)

     Tenant's Mailing ADDRESS:.. 2143 Arena Boulevard, Ist Floor, Sacramento, CA95834 (2101 Arena Boulevard) .

     Monthly Installments of Base Rent (initial): $ 49,600. 00**



     PARKING: Tenant shall be permitted, upon. payment of the then prevailing monthly rate (as set by Landlord from time to time) to park 120 **cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator.

l. PREMISES: that portion of the Building containing approximately 32,000** square feet of Rentable Area, shown by diagonal lines on Exhibit "A,' located on the first (1st)' floor of the Building and known as SUITE 100. Usuable and rentable areas will be calculated per current BOMA office building standards.

m. PROJECT: the building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at 2143 Arena Boulevad , Sacramento, CA 95834 and further described at Exhibit "B". The

     Projects is known as ARENA CORPORATE CENTER.

n. RENTABLE AREA: as to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively. as determined by Landlord and applied on a consistent basis throughout the Project.

** This is based upon approximately 32,000 rentable square feet & will be adjusted following a mutually agreeable floor plan.



o.   . Security Deposit (Section 7): $ N/A

p.   State: the STATE OF CALIFORNIA.

q.   Tenant's First Adjustment Date,. See Addendum.

r. Tenant's Proportionate Share: 40.4** Q/0. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of ONE - building(s) containing a total Rentable Area of 79,115 square feet.

s.   Tenant's Use Clause (Article 8).-            GENERAL OFFICE USE


t. TERM: the period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3.   EXHIBITS AND ADDENDA.

The exhibits and addenda
listed below (unless lined out)
are incorporated by
reference in this Lease:

Exhibit "A" - Floor Plan showing the Premises.
Exhibit "B" - Site Plan of the Project
Exhibit "D" - Rules and Regulations



4. DELIVERY OF POSSESSION. If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration ADte shall not hange and the validity of this Lease shall not be impaired. but Rent shall be abated until delivery of possession. 'Delivery of possession" shall be deemed to occur on the date Landlord completes Landlord's Work as defined in ADDENDUM. If Landlord permits Tenant to enter into possession of the 6 Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5. RENT.

5.1. Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diern basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

5.3 Project Operating Costs. a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent. Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.3b.

*This is based upon approximately 32,000 rentable square feet and will be adjusted following a mutually agreed-upon floor plan.

                                   (2)

(1) The'term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b).

     (a) ALL TAXES, ASSESSMENTS, WATER and sewer charges and ot her similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax. assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed of, or taxes on, the Project are not based on a completed Project having at 95% of the Rentable Area occupied, then the "taxes!' component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were 85% occupied.


     (b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of
     (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of th~ tuilding or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers..window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-govern mental authority; (10) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (11) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term, less than ... (86%) of the Rentable Area of the Project is occupied, the "operating costs" component of Project Operating costs shall be adjusted by Landlord to reasonably approximate the operating costs which would have been incurred if the Project had been at least 95% occupied.


(2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

     (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses"

     (b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

     (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

     (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

     (e) If anydispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting recordslat Lndiord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certific6flo'n-as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to paythe cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than five percent (5%).

                                     (3)

     (f) If this Lease sets forth an Expense Stop at Section 2f, then during the Term Tenant shall be liable for Tenant's proportionate Share of any actual Project Operating Costs which exceed the amount of the Expense Stop. Tenant shall make current payments of such excess costs during the Term in the same manner as is provided for payment of Excess Expenses under the applicable provisions of Section 5.3b(2)(b) and (c) above.

5.4 DEFINITION OF Rent All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction.-or offset, in lawful money of the United States of America.

5.5 RENT CONTROL. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.6 Taxes Payable by TENANT. IN addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Prerhises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6. INTEREST AND LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this ease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely dif ficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due ' Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such on payment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this ease. Notwithstanding the above, Landlord shall not charge a late fee unless Tenant is late mbre than once during the Lease Term.

7. SECURITY DEPOSIT. - NA

8. TENANT'S USE OF THE PREMISES.

Tenant shall use the-Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate, of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall

                                     (4)
promptly upon demand reimburse Landlord for any additional prerr~iuin charged for such policy by reason of Tenant's failure to comply with the provisions of this Articlo. Tenant shall not door perr nit anything to be done in or about the Premises which will in any way obstruct or interfere with thexights of other tenants or o(,cupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Ter iant shall not commit or suffer to be committed any waste in or upon the Premises.

9. SERVICES AND UTILITIES.

Provided that Tenant is not in default herewnder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determine-d by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal dE~sk top office equipment and normal copying equipment, and heating, ventilation and air conditioning CWAC") as required in Landlord's judgnnent for the comfortable use and occupancy of the Premises. If Tenant desires HVAC: at any other time, Landlord shall use re~asonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefor on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to f urnish any such services. It Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installatim, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the * use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of th ' at usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measurethe amount of wateror electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense.

Nothing contained in this Article shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenantshall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10. CONDITION OF THE PREMISES.

Tenant's taking possession of the Promises shall be deemed conclusive evidence that as of the date of taking possession Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice before the Commencement Date except or latent defects not known about at occupancy. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Ten by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE.

     a. LANDLORD'S OBLIGATIONS. Landlord shall perform Landlord's Work to the Premises as described in- Addendum. Landlord shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation Tenant or of any other tenant in the Building.

     b. TENANT'S OBLIGATIONS-

        (2) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

        (3) Tenant shall be responsible for all repairs and alterations in and to the Pr-emises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

                                     (5)

     (4) If Tenant fails to maintain the Premises ' in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

c. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d. Waiver by TENANT. TENANT expressly waives the benefits of any statute now or hereafter in effect which would otherwise af ford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

e. LOAD AND EQUIPMENT LIMITS. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to
Section 13b shall be repaired by Tenant at Tenant's expense.

12. ALTERATIONS AND ADDITIONS.

a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike like manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work.

Tenant shall pay the costs of any work done on the Premises pursuant to
Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (11/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and material men's liens and to insure timely completion of the work. Nothing contained in this
Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

     a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.



                                       (6)

     b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively'7enant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14. RULES AND REGULATIONS.

Tenant agrees to comply with (and cause ks agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" an d with such reasonEible modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from, the Premises, or (c) disturbing Tenant's use or possession of the Premises:

     a. To name the Building and Project and to change the name or street address of the Building or Project;

     b. To install and maintain all signs on the exterior and interior of the Building and Project;

     c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

     d. At anytime during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

     e. To enter the Premises with prior notice (except janitorial service) for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an' emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16. ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article

     16. a.Tenant shall not, without the prior written consent of Landlord, WHICH SHALL NOT BE UNREASONABLY WITHHELD, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

     b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably requires. Landlord shall have the option', exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

          (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

          (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

          (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

         (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained, and

         (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate,
         (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting fifty percent (50%) shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

     c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under
     Article 8 remains unchanged.

                                       (7)

     d. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by. Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord m , ay proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent TO sybsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant', without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

     e. If Tenant assigns the Lease or sublets the Premises or reqbests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100ths Dollars ($150.00) plus any attorneys'fees reasonably by Landlord in connection with such act or request.

17. HOLDING OVER.

     If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this lease (except as to term and Base but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred twenty five (125%) of monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18. SURRENDER OF PREMISES.

     a. Tenant shall peaceably surrender the Premises. to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear,
     (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration 'ate and promptly repair all damage to the Premises or Building caused by such removal.

     B. If Tenant abandons or surrenders the Premises, or is dispossessed by process, law or otherwise, any of Tenant's roperty left on the Premises shall be deemed to be abandoned, and, at Landlord's reasonable option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19. DESTRUCTION OR DAMAGE.

     a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements of other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents', employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

     b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such f ire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     c. If any otherportion of the Building or Project is totally destroyed ordamaged to the extentthat in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days af ter the date of such f ire or other casualty, to repair such damage, in which event this LeaA ~hall continue in f ull force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

     e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenani: in such circumstances in the absence of express agreement, shall have no application.

20. EMINENT DOMAIN.

     a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasipublic purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety(90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rentshall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

                                       (8)

     b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority(but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

     c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition priorto the condemnation or taking, but only to.the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

21. INDEMNIFICATION.

     a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its, agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys! fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

     b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rairtwhich may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures. whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project. SEE ADDENDUM #47

22. TENANT'S INSURANCE.

     a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement,
     (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancellable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders~'of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

     b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in ef fect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less.than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the -repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

     c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, p~6viding personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) ,pombined single limit for bodily injury, death and property damage liability.

     d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance' policy limits for all insurance to be carried by Tenant asset forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.


                                      (9)

23. WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25. TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of anysecurity deposited with Landlord; and (d) that Landlord is not in default hereunderor, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

26. TRANSFER OF LANDLORD'S INTEREST hat

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this
Lease arising out of any act, occurrence or omi,ssion relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security depositor prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT.

27.1. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

     a. If Tenant abandons or vacates the Premises; er accompanied by the cessation OF rent; or

     b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

     c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; oTT ,

     d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

     e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

     f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, of if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

     g' If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

     h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

27.2. REMEDIES. IN the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

     a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

     b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

     c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

                                       (10)

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

     1. Past RENT THE worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

     2.RENT PRIOR to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

     3. RENT AFTER AWARD. THE worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

     4.Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker's commissions.

"The worth at the time of the award" as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1 %).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3 LANDLORD'S DEFAULT. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28. BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2.c. Tenant shall indemnity and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

29. NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given it personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address, provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules,. ~eg~lations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, an


                                     (11)

Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31. RELOCATION OF PREMISES. - N/A


32. QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33. OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this
Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35. CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36. SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37. MISCELLANEOUS.

a. Accord AND SATISFACTION; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attomeys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

d. Captions, Articles AND SECTION Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. CHANGES REQUESTED by Lender Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

f. Choice OF LAW This Lease shall be construed and enforced in accordance with the laws of the State. g. CONSENT. NOTWITHSTANDING anything contained in this Lease to the contrary, Tenant~ shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

h, CORPORATE AUTHORITY. It Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j. EXECUTION OF Lease; No OPTION. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k. FURNISHING OF FINANCIAL Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. ,

1. FURTHER ASSURANCES. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall havean additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n. Prior Agreements; AMENDMENTS. THIS Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o. RECORDING. TENANT shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

p. Severability A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors AND ASSIGNS. THIS Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r. Time of the ESSENCE. TIME is of the essence of this Lease.

s. Waiver No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

t. Compliance. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

Date:                                      Date
Landlord:     The Cambay Group, Inc.       Tenant:  Unify Corporation
              a California Corporatian


The parties herto have executed this lease as of the dates set forth below.


Title:                                     Title:




By:         Bill Scott                     By:           Gary Pado
Titl6:      Chief Financial Officer        Title:        Chief Financial Officer
By:                                        By:


CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or . recommendation is made by CB Commercial as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney. In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and UNDERGROUND STORAGE tanks.


                                          CB Commercial Real Estate Group,

                                          is now known as CB Richard Ellis, Inc.


                                      (13)

                        ADDENDUM TO OFFICE BUILDING LEASE
                             DATED DECEMBER 17, 1999
                                 BY AND BETWEEN
          THE CAMBAY GROUP, INC., A CALIFORNIA CORPORATION ("LANDLORD")
                                       AND
                          UNIFY CORPORATION ("TENANT")
                FOR THE PREMISES LOCATED AT 2143 ARENA BOULEVARD

38. RENT SCHEDULE:     10/0 1/2000 - 03/31/2001 Free of Rent
                       04/01/2001 - 03/31/2002 $1.55 per rsf/mo., fully serviced
                          $49,600.00 per month*
                       04/01/2002 - 03/31/2003 $1.61 per rsf/mo., fully serviced
                          $51,520.00 per month*
                       04/01/2003 - 03/31/2004 $1.67 per rsf/mo., fully serviced
                          $53,440.00 per month*
                       04/01/2004 - 03/31/2005 $1.73 per rsf/mo., fully serviced
                          $55,360.00 per month*
                       04/01/2005 - 03/31/2006 $1.79 per rsf/mo., fully serviced
                          $57,280.00 per month*
                       04/01/2006 - 03/31/2007 $1.85 per rsf/mo., fully serviced
                          $59,300.00 per month*
                       04/01/2007 - 03/31/2008 $1.91 per rsf/mo., fully serviced
                          $61,120.00 per month*

                       * Subject to adjustment following a final mutually
                         approved floor plan.

39. POSSESSION/        If Landlord completes the Premises prior to the October
    COMMENCEMENT:      1, 2000 Occupancy Date, and Tenant wishes to take
                       occupancy, then Tenant shall pay to Landlord the cost to service such space, estimated at $0.50 per square foot per month during this time period prior to the October 1, 2000 Commencement Date.

40. BUILDING HOURS OF  The building hours of operation are:
    OPERATIONS:        Monday - Friday 7:00 a.m. - 6:00 p.m.
                       Saturday 8:00 a.m. - 1:00 p.m.
                       All Holidays excluded

41. AFTER-HOURS HVAC:  Tenant shall have access to after-hours HVAC and Tenant will be responsible for only the actual cost to provide such services without any additional mark-up by Landlord.

42. TENANT             Landlord will provide building standard tenant
    IMPROVEMENTS:      improvement subject TO A MUTUALLY agreeable space plan,
                       up to a maximum of $25.00 per usable square foot.
                       Exclusions from building standard tenant improvements include - movable partitions, furniture and/or its installation. Tenant may use any unused portion of Tenant
                       Improvement Allowance towards a moving allowance up to $3.00 per usable square foot. Building Standard Tenant
                       Improvement Specifications are attached as Exhibit "C".
                       Landlord agrees to competitively bid the Tenant
                       Improvements to three (3) qualified contractors. If the cost of tenant improvements is in excess of the $22.00 per usable square foot maximum allowance, then Tenant shall have the right to choose the lowest bid.

                       If the cost of the tenant improvements exceed the $25.00 per usable square foot allowance stated above, Tenant may choose to amortize up to an additional $3.00 per usable square foot. These additional tenant improvements shall be amortized over the term of the Lease at a rate of 1 1/4% over Prime Rate per annum, as published in the Wall Street Journal.

43. OPTION TO RENEW:   Provided that Tenant has fully, faithfully, and timely
                       performed all of the covenants, conditions, and obligations to be performed by Tenant under the terms of this Lease and has not at any time during the terms of this Lease been in default or breached any material condition or covenant (for the purposes hereof, a default shall include but shall not be limited to the nonpayment of any monetary consideration when due and within the applicable grace period under this Lease) and is not in default at the time of giving notice of extension thereof, Tenant is hereby granted and shall have the right and option to extend the term of this Lease for two
                       (2) consecutive additional five (5) year periods.

                       In order to exercise its option, Tenant shall give Landlord written notice of Tenant's intent to exercise the initial option not less than one hundred eighty (180) days prior to the expiration of the initial term hereof. Failure to give the first notice of exercise of the first option within the time herein provided shall cause Tenant to automatically and irrevocably lose the right to exercise any future options. Conditioned upon the timely exercise of the first option and upon Tenant having fully and faithfully performed all of its obligations, covenants and conditions to be performed by Tenant during the option period, Tenant may exercise each succeeding option by giving notice to Landlord written notice not less than one hundred eighty (180) days prior to the expiration of each option period. Upon giving the appropriate notice as herein provided, the term of this Lease shall be extended on all terms and provisions hereof, including any additional space included hereunder, except that the Basic Rent for the extended terms shall be at 95% of the Market Rate being charged in the area at the time each option to renew (or extend) is exercised. "Market Rate" being defined as the rent being charged for comparable (i.e., quality, location and aesthetics) properties in an "as is" condition with similar improvements and exclusive of concessions.

                       In the event the parties hereto are unable to agree upon the Market Rent, the Basic Rent to be paid during each option period shall be fixed by appraisal within thirty
                       (30) days as specified below:

                           a) On or before one hundred fifty (150) days prior to commencement of the renewed (or extended) term, each of the parties to this Lease, Tenant and Landlord, shall appoint an M.A.I. real estate appraiser ("Appraiser") and give written notice of the name and address of such Appraiser to the other party to this Lease. The two Appraisers thus appointed shall, within fifteen (15) days after appointment of the last of the two Appraisers to be appointed, appoint a third Appraiser and serve written notice of the name and address of such Appraiser on Landlord and Tenant in the manner prescribed by this Lease for service of notice on Landlord by Tenant and on Tenant by Landlord.

                           b) All Appraisers appointed under this section shall be, at the time of their appointment, Appraisers certified, with a minimum of five
                                    (5) years recent commercial real estate
                                    appraisal experience in the area in which the property is located.

                           c)       Within fifteen (15) days after the
                                    appointment of the third Appraiser, the
                                    three Appraisers shall confer and each shall submit in writing to Landlord and Tenant his/her honest appraisal of the Market Rate on a square footage basis, of the leased Premises based on the Market Rate as defined above.

                           d) The appraised Market Rate of the Leased Premises agreed on in writing by any two of the three appointed Appraisers shall be conclusive and binding on the parties to this Lease, Landlord and Tenant, and shall establish the Basic Rent for said Premises for purposes of this section. Should no two
                                    (2) of the three (3) Appraisers by able to agree on the Market Rate of said Premises, the Basic Rent shall be determined by averaging the two (2) closest appraisals, which amount shall be binding and conclusive on Landlord and Tenant.

                           e) Should either party, Landlord or Tenant, fail to appoint an Appraiser as required by this section within fifteen (15) days after service on him/her/it of written demand to do so, the Appraiser appointed by the other party shall act for both Landlord and Tenant. The decision in writing of such Appraiser shall, in such event, be binding on both Landlord and Tenant and establish the Basic Rent for said Premises for purposes of this section.

                           f) Should the two (2) Appraisers appointed respectively by Landlord and Tenant fail, for any reason, to appoint a third Appraiser within the time required by subparagraph (a) of this section, either party, landlord or Tenant, may petition the Superior Court for the county in which said Premises are located to appoint the Appraiser.

                           g) Landlord and Tenant shall each pay the fee and all expenses incurred by the Appraiser appointed by each of them and one half of all expenses and the fee incur-red by the third Appraiser appointed pursuant to subparagraph (a) of this section.

                           h) The monthly rental shall be payable monthly in advance and in lawful money of the United States and Tenant shall be bound to the same terms and conditions as set forth in this Lease.


44.  FIRST RIGHT OF    Provided that Tenant has fully, faithfully, and timely
     REFUSAL:          performed all of the covenants, conditions and
                       obligations to be performed by Tenant under the terms of this Lease, and in further consideration of rent, covenants and conditions to be paid, performed and observed by Tenant, Landlord agrees and shall reserve to Tenant the Right of First Refusal to lease all adjacent space on the first floor (hereinafter referred to as the "First Refusal Space") in the building in which the Premises are located. In order to maintain the Right of First Refusal granted herein, Tenant must exercise its right and agree to lease all of the First Refusal Space then offered by Landlord. That portion of the First
                       Refusal Space leased by Tenant shall be referred to as "Accepted First Refusal Space." Tenant's Right of First
                       Refusal granted herein is expressly conditioned upon and subject to any Rights of First Refusal granted by Landlord to other tenants leasing the First Refusal Space subsequent to the execution of this Lease.

                       The First Refusal Space shall be leased by Tenant upon the following terms and conditions:

                           a) LEASE TERM. THE term of this Lease and the lease term of Accepted First Refusal Space shall be coterminous and shall expire on the latter of the following dates: (i) the date on which the primary term of this Lease (including options) expires; or (ii) five
                                    (5) years from and after the date on which the lease term on the First Refusal Space commenced.

                           b) RENTAL. Rent for the Accepted First Refusal Space shall be paid monthly in the following amounts: (i) during the primary term of this Lease, an amount equal to the greater of the square footage rent being paid (or due and owing) pursuant to the rental schedule set forth in this Lease, or the rent specified in a proposed lease or written offer to lease the Accepted First Refusal Space; and
                                    (ii) for the period from and after the
                                    expiration of the primary term of this
                                    Lease, an amount equal to that negotiated between Landlord and Tenant, but in no event less than the then amount determined in (i) above.

                           c) OTHER CONDITIONS. Other than as set forth herein, the Lease for the Accepted First Refusal Space shall otherwise be upon the same terms, covenants, and conditions as this Lease.

                                    Tenant shall exercise this Right of First
                                    Refusal by written notice (the "Notice") to Landlord within five (5) BUSINESS days after the date on which Landlord provides Tenant with a proposed lease or offer sheet to lease all or any portion of the First Refusal Space. Upon Landlord's receipt of the Notice exercising the herein granted right, Tenant shall be immediately bound to lease the applicable First Refusal Space and as appropriate, extend the primary term of this Lease. In the event Landlord receives no such Notice, Tenant's Right of First Refusal to lease First Refusal Space shall automatically and irrevocably terminate and Landlord shall thereafter be free to accept a bona fide offer to lease all or a portion of the first Refusal Space to said third party or to lease (or grant a Right of First Refusal for) such premises to any other third party and on such terms and conditions as Landlord shall in its sole discretion deem acceptable.

                                    Tenant's Right of First Refusal shall expire and Landlord's obligations hereunder shall terminate twenty-four (24) months prior to the end of Tenant's Lease Term.

                                    If Tenant exercises its Right of First
                                    Refusal and the Accepted First Refusal Space is improved, Tenant shall accept the Accepted First Refusal Space "As Is". If the Accepted First Refusal Space is unimproved, Landlord shall give Tenant an interior improvement allowance of Twenty-five Dollars ($25) per usable square foot, which is in direct proportion reduced to reflect the firm, non-option, term of the Lease remaining and the initial interior improvement allowance (i.e., if initial lease was eighty-four (84) months and allowance was $25 per square foot and there are forty-two (42) months remaining, the new interior improvement allowance will be Twelve and 50/100 Dollars ($12.50) per usable square foot.

45. SIGNAGE:           Tenant shall have building signage, prominent lobby
                       signage, directory and door signage. The cost of the lobby, directory and door signage will be part of the Tenant Improvement Allowance. The cost for the building signage will be the responsibility of Tenant. All signage is subject to Landlord's final approval, the City of Sacramento's final approval, and must conform with the building sign criteria attached to this Lease.

46. EXPANSION OPTION:  Option to Lease Additional Space. Provided that Tenant has fully, faithfully, and timely performed all of the covenants, conditions and obligations to be performed by Tenant under the terms of this Lease, and in further consideration of rent, covenants and conditions to be paid, performed and observed by Tenant, Landlord agrees and shall reserve to Tenant the option to lease all adjacent space on the first floor (hereinafter referred to as the "Option Space") in the building in which the Premises are located. In order to maintain the Option to Lease Additional Space granted herein, Tenant must exercise its option and agree to lease all of the Additional Space located on the first floor of the building. The Option Space shall be leased by Tenant upon the following terms and conditions:

                           a) Lease Term. The term of this Lease and the lease term of the Option Space shall be coterminous and shall expire on the date on which the primary term of this Lease (including options) expires.

                           b) RENTAL. Rent for the Option Space shall be paid monthly in accordance with the square footage rent being paid (or due and owing) pursuant to the rental schedule set forth in this Lease.

                           c) OTHER CONDITIONS. Other than as set forth herein, the Lease for the Option Space shall otherwise be upon the same terms, covenants, and conditions as this Lease.

                                    Tenant shall exercise this Option to Lease
                                    Additional Space by written notice (the
                                    "Notice") to Landlord within one hundred eighty (180) days prior to the thirty-sixty
                                    (36th) month of occupancy. In the event
                                    Landlord receives no such Notice, Tenant's
                                    Option to Lease Additional Space shall
                                    automatically and irrevocably terminate.

                                    If Tenant exercises its Right to Lease
                                    Additional Space and the Additional Space is improved, Tenant shall accept the Accepted Additional Space "As Is". If the Additional Space is unimproved, Landlord shall give Tenant an interior improvement allowance of Twenty-five Dollars ($25) per usable square foot which is in direct proportion reduced to reflect the firm, non-option, term of the Lease remaining and the initial interior improvement allowance (i.e., if initial lease was eighty-four (84) months and allowance was $25 per square foot and there are forty-two (42) months remaining, the new interior improvement allowance will be Twelve and 50/100 Dollars ($12.50) per usable square foot.

47. Indemnification:   Landlord agrees to indemnify, defend and hold harmless
                       Tenant and its officers, directors, partners and employees from and against all liabilities, judgments, demands, actions, expenses or claims, including reasonable attorneys' fees and court costs, for injury to or death of any person, the release of any hazardous materials or for damages to any property to the extent arising out of or connected with (i) the use, management or operation of the Building by Landlord or by Landlord's
                       Agents, or any work or activity performed by Landlord or Landlord's Agents in, on or about the Building; (ii) any breach or default in the performance of any obligation of Landlord under this Lease, or (iii) any negligent or intentional tortious act of Landlord or Landlord's Agents on or about the Premises or the Building. Notwithstanding the foregoing, Landlord shall not be liable to the extent that damage or injury is determined ultimately to be caused by the negligent or intentional tortious act of Tenant or Tenant's Agents. The indemnification contained herein shall survive the expiration or earlier termination of this Lease as to acts occurring prior to such expiration or termination.

48. Operating Expense  Landlord agrees to exclude the following from operating
    Exclusions:        expenses:

                       Depreciation and amortization; expenses incurred by Landlord to prepare, renovate, re paint, re-decorate or perform any other work in any space leased to any existing Tenant or prospective Tenant of the Building.

                       Expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation;

                       Expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including leasing commissions, advertising and promotional expenditures;

                       Expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Building;

                       Interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

                       Expenses for the replacement of any item covered under warranty;

                       Cost to correct any penalty or fine incurred by Landlord due to Landlord's violation of any federal, state or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Building Operating Expenses;

                       Costs of repair necessitated by Landlord's negligence or willful misconduct, or of correcting any latent defects or original design defects in the Building construction, materials or equipment;

                       Expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property, or third parties;

                       Expenses for any item or service not provided to Tenant but exclusively to certain other tenants in the Building; and

                       Salaries of (i) employees above the grade of building superintendent or building manager; and (ii) employees whose time is not spent directly and solely in the operation of the Property.

49. Compliance with    Except as otherwise provided herein, Landlord agrees to
    Laws:              comply with all present and future laws, ordinances,
                       requirements, orders, directives, rules and regulations of federal, state, county and city governments and of all other governmental authorities having or claiming jurisdiction over the Building, including without limitation the Americans with Disabilities Act of 1990
                       (as amended) ("ADA"), the Federal Occupational Safety and
                       Health Act of 1970 (as amended), and any of said laws, rules and regulations relating to environmental, health or safety matters. Notwithstanding the above, Tenant shall be responsible for all expenses to comply with the ADA requirement concerning the use of the Premises.


THE ABOVE TERMS ARE ACKNOWLEDGED AND AGREED TO:

LANDLORD                               TENANT
The Cambay Group, Inc.                 Unify Corporation
a California Corporation

By:                                    By:
            Bill Scott                             Gary Pado
            ----------                             ---------

Its:     -Chief Financial Officer      Its:        Chief Financial Officer

Date:                                  Date:

                                   EXHIBIT "A"


                              Intentionally Omitted



                                  Will Be Added
                                    Prior to
                                 Lease Execution

                                  Exhibit "B"


                             ARENA CORPORATE CENTER
                                   BUILDING A



                              [GRAPHICS - MAP]





         SACRAMENTO,
         CALIFORNIA

                                   Exhibit "C"
                   Arena Corporate Center 2351 Arco Park Drive
                      DEVCON - Proposed Interior Standards

TYPICAL FINISHES:

Floors
       32 oz. tufted loop graphic carpet with "The Enhancer Plus" class 3 carpet backing 4" rubber topset base (typical u.o.n.)

Walls
       Above gridwalls:
       3-5/8" metal studs at 16" o.c. with 5/8" gyp board each side
       Base color walls:
       2 coats latex eggshell finish paint over light spray texture wall finish Accent color walls:
       2 coats latex semi-gloss finish paint over light spray texture wall finish

Ceilings
       2'x4 ' "Tundra" tegular ceiling tiles in 9/16" flat white grid @ + 10'-0" 2'x2 ' "Tundra" tegular ceiling tiles in 9/16" flat white grid @ +9'-0"

Lighting
       2'x4' recessed three-tube fluorescent light fixtures with prismatic lenses on motion sensors

Doors, Frames and Hardware
       3*9' solid core pre-finished plain sliced red oak doors in clear anodized almninum frames with Schlage 'L' Series hardware, brushed chrome finish

Other
       Satin aluminum mini blinds at all exterior glass (1) 6' wide plastic laminate countertop for time clock

DETAILING:

Interior wall detailing
       3/4" radius comer beads at all walls and soffits
Perimeter wall furring
       5/8" gyp. Bd. over 2 1/2" metal studs, %" radius at all opening perimeters, furr above windows for continuous wall angle at t-bar ceiling
Column furring
       18"x l8" column wraps with 4" radius comers (size increases as required at plumbing stacks)

SPECIFIC ROOM REQUIREMENTS:
Open office areas
        Accent paint at several walls & all columns, soffits
        W ceiling tile at+9'H., 2x4 ceiling tile at +10' H.
        75 fc lighting

12/21/99 2 of 3

 MANAGER OFFICES
        - 12'x 17' approximately (to align with exterior mullions)
        - 13 06 0clear glass adjacent to door @ +36" (no mini blinds)
        - Accent paint at one wall
        - No door locks
          2x2 t-bar ceiling
          75 fc lighting
          Electrical and data requirements vary:
          Min: (2) duplex receptacles, (1) phone/data pull
          Max: (1) fourplex, (2) duplex receptacles, (2) phone/data pulls

 CONFERENCE ROOMS
          2 09 0 integral sidelight at door
          Accent paint at one wall
          2x2 t-bar ceiling w/ 2x4 recessed light fixtures w/ polished chrome parabolic lenses
        - (3) duplex receptacles, (1) phone/data pull at walls
        - duplex/phone floor monument located under table, flush mount at
        - acoustically sensitive areas, add lead to wall or stagger studs with one extra layer of gypsum board

 TRAINING ROOMS
         keyed lockset at door
         Accent paint at one wall
         2x2 t-bar ceiling w/ 2x4 recessed light fixtures w/ polished chrome parabolic lenses recessed fluorescent wall washers at front of room and one side wall on dimmer switch
       - recessed pull down projection screen
       - duplex/phone floor monument located under trainer podium, flush mount
       - electrical and phone/data fed to trainee stations from side wall full
       - height walls with R- I I fiberglass insulation for acoustics Franklin provides all white boards, training stations, a/v equipment, etc...

 BREAK ROOMS
         12"xl2"xl/8" vinyl composition tile floor with accent pattern, 4" rubber topset base Accent paint at one wall
       - 2x2 ceiling tile
       - 4 foot wide x 9 foot high opening, no door
       - 6"6' clear glass at +36" (no mini blinds)
       - base cabinet (drawers over doors) with sink, garbage disposal,
       - 50% locks on doors and drawers, no upper cabinet
       - 36" wide space for refrigerator, copper water line for ice maker

12/21/99 3 of 3

Arena Corporate Center 2351 Arco Park Drive
                  DEVCON - Proposed Interior Standards

LUNCH ROOMS 12"x I 2"xl/8" vinyl composition tile floor with accent pattern, 4" rubber topset base Accent paint at one wall W ceiling tile door with vision light or 2*9* integral sidelight base cabinet (drawers over doors) with sink, garbage disposal, 50% locks on doors and drawers, no upper cabinet 36"Mde space for refrigerator, copper water line for ice maker vending machine area: electrical only, no floor sinks (2) phone stations: 24" D. x 42" W. countertop with 3' D. x 9' H. wall partitions each side plastic laminate field installed under counter at rear wall

COPY ROOMS 12"xl2"xl/8" vinyl composition tile floor with accent pattern, 4" rubber topset base Accent paint at one wall W ceiling tile 4 foot wide x 9 foot high opening, no door

STORAGE ROOMS 12"x I 2"xl/8" vinyl composition tile floor, 4" rubber topset base 2x4 ceiling tile 3*9* door with keyed lock

                              RULES AND REGULATIONS

                                   EXHIBIT "D"

1. Sidewalks, driveways, halls, passages, exits, entrances, elevators, and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The sidewalks, driveways, halls, passages, exits, entrances, elevators, and stairways are not for the use of the general public, and Landlord retains the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, might be prejudicial to the safety, character, reputation, or interests of the Property and its tenants, provided that foregoing shall not be construed to prevent access to persons with whom any tenant normally deals in the ordinary course of that tenant's business unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of any buildings on the Property.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Property without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant. If Landlord gives its consent to any tenant, such consent shall not waive or release any of the provisions hereof or of any lease and shall only relate to the particular sign, placard, picture, name, advertisement or notice to which Landlord consents. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the tenant by a person and in the manner approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names thereon.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, the windows in any leased premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed on the office side of Landlord's standard window coverings and shall not be visible from the exterior of the buildings. No articles shall be placed or kept on window sills so as to be visible from the exterior of the building.

Each tenant shall be provided with existing standard window coverings (which will not be new) at the beginning of that tenant's lease. If the window coverings require replacement due to wear and tear, or for any other reason, during the tenancy of any tenant, that tenant shall replace the window covering in accordance with Landlord's standard specifications at Tenant's cost and expense.

5. No tenant shall obtain for use upon its premises towel, or other similar services, or accept barbering or shoe polishing services in its premises, except during the hours and under regulations as may be promulgated from time to time by Landlord.

6. No tenant shall alter any lock or install a new or additional lock on any door on its premises without prior written consent of Landlord. If Landlord gives its consent, tenant shall furnish Landlord with a key for such lock.

7 Each tenant, upon the termination of its tenancy, shall deliver to Landlord all the keys to the Property, its Premises, rooms, and toilet rooms. If any keys furnished by Landlord are lost, tenant shall pay Landlord therefor.

8. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who caused it.

9. No tenant shall use or keep in its premises or the Property any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

10. No tenant shall use, keep, or permit to be used or kept in its premises any foul or noxious gas or substance or pen-nit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property by reason of any musical instrument video &, phonograph, tape recorder, noise, odors and/or vibrations or interfere in any way with the other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises or the Property.


11. No cooking shall be done or permitted except cooking food via microwave oven for employee lunch by any tenant on its premises (except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees is permitted by use of Underwriters' Laboratory approved portable equipment), nor shall any premises be used for lodging.


12. Without the prior written consent of Landlord, no tenant shall sell, or permit the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Property, nor shall the premises of any tenant be used for the * storage of merchandise or for manufacturing of any kind, or the business of a barber shop, beauty parlor, or any business or activity other than that specifically provided for in Tenant's lease.

13. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed.. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to any premises shall be subject to the written approval of Landlord.

14. No tenant shall install any radio or television antenna, loudspeaker or any other devise on the roof exterior walls, or common areas of the Property.

15. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense for repairing any damage resulting Erom a violation of this rule shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

16. There shall not be used in any space or in the public areas of the Property, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicle of any kind shall be brought by any tenant into or kept in or about any premises.

17. No tenant shall employ any person or persons, other than the janitor employed by Landlord, for the purpose of cleaning any leased premises, unless Landlord otherwise agrees in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Property for the purpose of cleaning same. Each tenant shall pay for any extra or unnecessary maintenance services caused by that tenant's carelessness or indifference to the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 8:00 P.M. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Janitor service shall include ordinary dusting and cleaning but shall not include cleaning of carpets or rugs (except normal vacuuming), moving of furniture, or other special services.

18. The elevators to be used for loading freight shall be available to Tenant in accordance with a schedule set by Landlord. Tenant shall notify Landlord, in writing, no less than forty-eight (48) hours in advance its intention to move into or out of the Property. Tenant shall reimburse Landlord upon demand for any additional security or other charges incurred by Landlord as a consequence of such moving. The persons employed by Tenant to move equipment or other items in or out of the Property must be acceptable to Landlord. The floors, comers and walls of elevators and corridors used for moving equipment or other items in or out of the Property must be adequately covered, padded and protected; and Landlord may provide such padding and protection, at Tenant's expense, if Landlord determines that the measures undertaken by Tenant or Tenanes movers are inadequate Landlord will not be responsible for loss of or damage to a tenant's property from any cause, and all damage done to the Property caused by moving a tenant's property shall be repaired at the expense of that tenant.

19. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion of any person from the Property. In the case of invasion, mob, riot, public excitement, catastrophe or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Property during the continuance of same by such action as Landlord deems appropriate, including closing any doors in the Property. Nothing in this paragraph, though, shall be construed to require Landlord at any time to employ security personnel.

20. Each tenant shall make certain that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before that tenant or its employees leave its premises, in order to prevent waste or damage. On multiple-tenancy floors, all tenants shall keep the doors to the corridors closed at all times except for ingress and egress, and all tenants shall comply with any rules or orders of the fim department with respect to ingress and egress.

21. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Property is prohibited, and all tenants shall cooperate to prevent same.

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                                                                               4


22. Each tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in its premises for temporary periods designated by Landlord, when required in Landlord's judgment to prevent overloads of the mechanical or electrical systems of the Property.

23. Landlord will furnish to the leased premises in the Property between 8:00 A.M. and 6:00 P.M., Monday through Friday and Saturday from 8:00 A.M. to 12:00 P.M., except for New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in the State of California, and subject to rules and regulations from time to time established by Landlord heating, air conditioning and ventilation in an amount required, in Landlord's reasonable judgment, for the normal use and occupancy of each of the leased premises. Passenger elevator service, electric current and water will be available twenty-four (24) hours each day. Landlord shall provide janitorial service consistent with first-class office buildings in Marin County.

24. Landlord reserves the right to select the name of the Property and to change the name from time to time as it deems appropriate, and tenants shall not refer to the Property by any name other than: (i) the name as selected by Landlord'(as same may be changed from time to time), or (ii) the postal address approved by the United States Post Office. Tenants shall not use the name of the Property in any respect other than as an address of its operation in the Property.

25. Tenants assume all responsibility for protecting its Premises from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry closed.

26. No vending machine shall be maintained or operated within any of the leased premises or the Property without the prior written consent of Landlord.

27. All incoming mail and package deliveries shall be received in the areas in the Property, if any, designated by Landlord for such purposes and distributed through means established by Landlord.

28. Landlord reserves the right to exclude or expel from the Project any person who is, in the judgment of Landlord, intoxicated or under the influence of alcohol or other drugs or who is in violation of any of these Rules or Regulations.

29. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes and other window coverings when the sun's rays fall on windows of any of the leased premises. Tenants shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air conditioning, electrical, fire, safety or lighting systems. Tenants shall not tamper with or change the setting of any thermostats or temperature control valves.

30. No explosives or firearms shall be brought into any of the premises or the Property.

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                                                                               5

31. All parking ramps and areas, pedestrian walkways, plaza, and other public areas forming a part of the Property shall be under the sole and absolute control of Landlord who shall have the exclusive right to regulate and control these areas. Landlord shall designate all of the parking spaces on the Property as (1) spaces designated for specified tenants, (2) spaces designated for visitors, and (3) general parking spaces. Only the specified tenant or employees of that tenant, shall park in the parking spaces designated for that particular tenant. Only visitors or invitees of tenants shall park in the parking spaces designated for visitors. Any tenant, employees of any tenant, visitors or invitees of any tenant, or any other person authorized by the Landlord may park in any of the general parking spaces. Provided, however, that no tenant or the employees, invitees, or visitors of any tenant, may occupy, in the aggregate, more than one parking space for every 350 square feet of the premises occupied by that tenant, including the parking spaces specifically designated for that tenant. If one or more tenants violate any of these rules and regulations concerning parking, Landlord may take whatever remedial action Landlord deems appropriate, ' including but not limited to issuing stickers, hiring security guards, and/or charging for excessive use of parking spaces, in order to allow for a fair and equitable distribution of parking spaces.

32. No Tenant shall take any action which could affect Mylar sunscreen film, if installed on the interior surface of window glass within any premises. Prohibited actions include, by way of illustration but not limitation, washing or cleaning of such surfaces, attaching coatings or other substances to such surfaces, and attempting to remove, peel or mask such surfaces. Tenants shall be liable for any damage to these surfaces resulting from their intentional or negligent acts.

33. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

34. Landlord will famish Tenant, fire of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so famished, shall pay Landlord therefor.

35. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

36. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, 'and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

37. The Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

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                                                                               6


38. Landlord shall provide one listing of Tenant's business name and suite location on the building directory. All requested additions to or changes in the directory listing will be made at Tenants expense. Tenant suite signage will be Tenant's expense, and Landlord reserves the right to require that all exterior suite signage conform to building standard.

39. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant or tenants nor prevent Landlord, thereafter, from enforcing any such Rules and Regulations against any or all of the tenants in the Property.

40. Wherever the word "tenant" occurs in these rules and Regulations, it shall mean tenant's associates, agents, clerks, employees and visitors. Wherever the word "Landlord" occurs in these Rules and Regulations, it shall mean Landlord's assigns and authorized agents, and employees.

41. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Property.

42. Landlord reserves the right to make any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, operation and cleanliness of the Property or for the preservation of good order therein.

43. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by tenant's employees, agents, clients, customers, invitees and guests.